Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-1 filed pursuant to Rule 462(b) of the Securities Act of 1933 of the reference to our firm under the caption “Experts” and to the incorporation by reference of our report dated May 8, 2020, except for Note 13(d), as to which the date is July 20, 2020, in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-239648) and related Prospectus of Inozyme Pharma, Inc. for the registration of its common stock.

/s/ Ernst & Young LLP

Boston, Massachusetts

July 23, 2020